Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	January 10, 2005

For more information:

Media	Investors
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

Nortel Networks Corporation to File 2003 Financial Statements

TORONTO – Nortel Networks* Corporation [NYSE/TSX:NT] today announced that it expects to commence filing its audited financial statements for the year 2003 and related periodic reports after the close of trading today, with such filing being publicly available early Tuesday morning on the EDGAR system for filings made with the U.S. Securities and Exchange Commission. When the filing is completed, the Company will issue a press release and will hold a media conference call at 9:00 a.m. ET on January 11, 2005, the details of which will be communicated prior to the call. At a later date, Nortel plans to hold an investor call in conjunction with the filing of its 2004 year end results.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel’s independent review and planned restatement or revisions of its previously announced or filed financial results; the resolution of the accounting issues announced on November 11, 2004, including the outcome of discussions with the United States Securities and Exchange Commission; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel’s filing obligations on support facilities and public debt obligations; any potential delisting or suspension of the Company’s or NNL’s securities; the adverse resolution of litigation, investigations, intellectual property disputes and similar matters; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; the communication by Nortel’s auditors of the existence of material weaknesses in internal controls; Nortel’s ability to recruit and retain qualified employees; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flows; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel’s purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.